EXHIBIT 4.5
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                               IVANHOE MINES LTD.
                 EMPLOYEES' AND DIRECTORS' EQUITY INCENTIVE PLAN


PART 1   INTRODUCTION

1.1      PURPOSE

The purpose of the Plan is to secure for the Company and its shareholders the benefits of incentive inherent in share ownership by the directors and key employees of the Company and its affiliates who, in the judgment of the Board, will be largely responsible for its future growth and success. It is generally recognized that share plans of the nature provided for herein aid in retaining and encouraging employees and directors of exceptional ability because of the opportunity offered them to acquire a proprietary interest in the Company.


1.2      DEFINITIONS

(a) "AFFILIATE" has the meaning set forth in Section 1(2) of the ONTARIO SECURITIES ACT, as amended.

(b) "ASSOCIATE" has the meaning assigned to it in the Ontario Securities Act, as amended.

(c)      "BOARD" means the board of directors of the Company.

(d) "COMPANY" means Ivanhoe Mines Ltd., a company continued under the laws of the Yukon Territory.

(e) "ELIGIBLE DIRECTORS" means the directors of the Company or any Affiliate thereof who are, as such, are eligible for participation in the Plan.

(f) "ELIGIBLE EMPLOYEES" means key employees (including employees who are officers and directors) of the Company or any Affiliate thereof, whether or not they have a written employment contract with Company, determined by the Board as employees eligible for participation in the Plan. "Eligible Employees" shall include Service Providers eligible for participation in the Plan as determined by the Board.

(g) "EXCHANGE ACT" means the United States Securities Exchange Act of 1934, as amended.

(h) "FAIR MARKET VALUE" means, with respect to a Share subject to Option, the weighted average price of the Shares on The Toronto Stock Exchange for the five days on which Shares were traded immediately preceding the date in respect of which Fair Market Value is to be determined or, if the Shares are not, as at that date listed on The Toronto Stock Exchange, on such other exchange or exchanges on which the Shares are listed on that date. If the Shares are not listed and posted for trading on an exchange on such day, the Fair Market Value shall be such price per Share as the Board, acting in good faith, may determine.

(i) "FOREIGN PRIVATE ISSUER" has the meaning assigned to it in the rules promulgated under the Exchange Act.

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(j)      "INSIDER" has the meaning assigned to it in the Ontario Securities Act, as amended.

(k)      "OPTION" means an option granted under the terms of the Share Option
         Plan.

(l) "OPTION PERIOD" means the period during which an Option may be exercised.

(m) "OPTIONEE" means an Eligible Employee or Eligible Director to whom an Option has been granted under the terms of the Share Option Plan.

(n) "PARTICIPANT" means, in respect of any Plan, an Eligible Employee or Eligible Director who participates in such Plan.

(o) "PLAN" means, collectively the Share Option Plan, the Share Bonus Plan and the Share Purchase Plan and "Plan" means any such plan as the context requires.

(p) "SERVICE PROVIDER" means any person or company engaged to provide ongoing management or consulting services for the Company or for any entity controlled by the Company and eligible for participation in the Plan as determined by the Board. (Q) "SHARE BONUS PLAN" means the plan established and operated pursuant to Part 3 and Part 5 hereof.

(r)      "SHARE OPTION PLAN" means the plan established and operated pursuant to
         Part 2 and Part 5 hereof.

(s) "SHARE PURCHASE PLAN" means the plan established and operated pursuant to Part 4 and Part 5 hereof.

(t)      "SHARES" means the common shares of the Company.

PART 2   SHARE OPTION PLAN

2.1      PARTICIPATION

Options shall be granted only to Eligible Employees and Eligible Directors.


2.2      ADMINISTRATION OF SHARE OPTION PLAN.

(a) The Share Option Plan shall be administered by the Board and the Board shall determine and designate, from time to time, the individuals to whom awards shall be made, the amount of the awards and the other terms and conditions of the awards. In determining the number or value of Options to be granted, the Board shall consider the Optionee's present and potential contribution to the success of the Company and the prevailing policies of the exchanges on which the Company's securities are then listed.

(b) Subject to the provisions of the Share Option Plan, the Board may, from time to time, adopt and amend rules and regulations relating to administration of the Share Option Plan, advance the lapse of any vesting or waiting period, accelerate any exercise date, waive or modify any restriction applicable to Shares (except those restrictions imposed by law or the rules and policies of The Toronto Stock Exchange or such other exchange or exchanges on which the Shares are traded) and make all other determinations, in the judgment of the Board, necessary or desirable for the administration of the Share Option Plan. The interpretation and construction of the provisions of the Plan and related agreements by the Board shall be final


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and conclusive. The Board may correct any defect or supply any omission or reconcile any inconsistency in the Share Option Plan or in any related agreement in the manner and to the extent it shall deem expedient to carry the Share Option Plan into effect, and it shall be the sole and final judge of such expediency.

2.3      PRICE

The exercise price per Share of any Option shall be not less than one hundred per cent (100%) of the Fair Market Value on the date of grant.

2.4      GRANT OF OPTIONS

The Board may at any time authorize the granting of Options to such Eligible Employees and Eligible Directors as it may select for the number of Shares that it shall designate, subject to the provisions of the Share Option Plan. When the grant is authorized, the Board shall specify the date of grant.

Each Option granted to an Eligible Employee or to an Eligible Director shall be evidenced by a stock option agreement with terms and conditions consistent with the Share Option Plan and as approved by the Board (which terms and conditions need not be the same in each case and may be changed from time to time, subject to the approval of any material changes by The Toronto Stock Exchange or such other exchange or exchanges on which the Shares are then traded).

2.5      TERMS OF OPTIONS

The Option Period shall be ten years from the date such Option is granted or such lesser duration as the Board may determine at the date of grant, and may thereafter be reduced with respect to any such Option as provided in Section 2.8 hereof covering termination of employment or death of the Optionee.

Unless otherwise determined from time to time by the Board, Options may be exercised (in each case to the nearest full Share) during the Option Period as follows:

         (a) at any time during the first year of the Option Period, the Optionee may purchase up to 33 1/3% of the total number of Shares reserved for issuance pursuant to his or her Option; and

         (b) at any time during each additional year of the Option Period the Optionee may purchase an additional 33 1/3% of the total number of Shares reserved for issuance pursuant to his or her Option plus any Shares not purchased in accordance with the preceding subsection (a) until, in the third year of the Option Period, 100% of the Option will be exercisable.

Except as set forth in Section 2.8, no Option may be exercised unless the Optionee is at the time of such exercise:

         (a) in the case of an Eligible Employee, in the employ of the Company or an Affiliate and shall have been continuously so employed since the grant of his Option, but absence on leave, having the approval of the Company or such Affiliate, shall not be considered an interruption of employment for any purpose of the Share Option Plan; or

         (b) in the case of an Eligible Director, a director of the Company or an Affiliate and shall have been such a director continuously since the grant of his Option.


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         The exercise of any Option will be contingent upon receipt by the
         Company of cash payment of the full purchase price of the Shares being purchased. No Optionee or his legal representatives or legatees will be, or will be deemed to be, a holder of any Shares subject to an Option, unless and until certificates for such Shares are issued to him or them under the terms of the Share Option Plan.

2.6      SHARE APPRECIATION RIGHT

A Participant may, if at any time determined by the Board, have the right (the "Right"), when entitled to exercise an Option, to terminate such Option in whole or in part (the "Terminated Option") by notice in writing to the Company and, in lieu of receiving the Shares (the "Option Shares") to which the Terminated Option relates, to receive the number of Shares, disregarding fractions, which is equal to the quotient obtained by:

         (a) subtracting the Option exercise price per Share from the Fair Market Value per Share on the day immediately prior to the exercise of the Right and multiplying the remainder by the number of Option Shares; and

         (b) dividing the product obtained under ss.(a) by the Fair Market Value per Share on the day immediately prior to the exercise of the Right.

If a Right is granted in connection with an Option, it is exercisable only to the extent and on the same conditions that the related Option is exercisable.

2.7      LAPSED OPTIONS

If Options are surrendered, terminated or expire without being exercised in whole or in part, new Options may be granted covering the Shares not purchased under such lapsed Options, subject in the case of the cancellation of an Option in connection with the grant of a new Option to the same person on different terms, to the consent of The Toronto Stock Exchange.

2.8      EFFECT OF TERMINATION OF EMPLOYMENT OR DEATH

If an Optionee:
(a) dies while employed by or while a director of the Company or its Affiliate, any Option held by him at the date of death shall become exercisable in whole or in part, but only by the person or persons to whom the Optionee's rights under the Option shall pass by the Optionee's will or applicable laws of descent and distribution. All such Options shall be exercisable only to the extent that the Optionee was entitled to exercise the Option at the date of his death and only for six months after the date of death or prior to the expiration of the Option Period in respect thereof, whichever is sooner; or

(b) ceases to be employed by or act as a director of the Company or its Affiliate for cause, no Option held by such Optionee will, unless otherwise determined by the Board, be exercisable following the date on which such Optionee ceases to be so employed or ceases to be a director, as the case may be. If an Optionee ceases to be employed by or act as a director of the Company or its Affiliate for any reason other than cause then, at the discretion of the Board, any Option held by such Optionee at the effective date thereof shall become exercisable in whole or in part for a period of up to six months thereafter.


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2.9      EFFECT OF TAKEOVER BID

If a bona fide offer (the "Offer") for Shares is made to the Optionee or to shareholders generally or to a class of shareholders which includes the Optionee, which Offer, if accepted in whole or in part, would result in the offeror exercising control over the Company within the meaning of subsection 1(3) of the Ontario Securities Act (as amended from time to time), then the Company shall, immediately upon receipt of notice of the Offer, notify each Optionee currently holding an Option of the Offer, with full particulars thereof, whereupon, notwithstanding Section 2.5 hereof, such Option may be exercised in whole or in part by the Optionee so as to permit the Optionee to tender the Shares received upon such exercise (the "Optioned Shares") pursuant to the Offer.

2.10     EFFECT OF THE AMALGAMATION OR MERGER

If the Company amalgamates or merges with or into another corporation, any Shares receivable on the exercise of an Option shall be converted into the securities, property or cash which the Participant would have received upon such amalgamation or merger if the Participant had exercised his Option immediately prior to the record date applicable to such amalgamation or merger, and the option price shall be adjusted appropriately by the Board and such adjustment shall be binding for all purposes of the Share Option Plan.

2.11     ADJUSTMENT IN SHARES SUBJECT TO THE PLAN

If there is any change in the Shares through the declaration of stock dividends of Shares or consolidations, subdivisions or reclassification of Shares, or otherwise, the number of Shares available under the Share Option Plan, the Shares subject to any Option, and the option price thereof shall be adjusted appropriately by the Board and such adjustment shall be effective and binding for all purposes of the Share Option Plan.

2.12     LOANS TO EMPLOYEES

Subject to applicable law, the Board may at any time authorize the Company to loan money to an Eligible Employee, on such terms and conditions as the Board may reasonably determine, to assist such Eligible Employee to exercise an Option held by him or her. Such terms and conditions shall include, in any event, interest at prevailing market rates, a term not in excess of one year, and security in favour of the Company represented by that number of Shares issued pursuant to the exercise of an Option in respect of which such loan was made or equivalent security which equals the loaned amount divided by the Fair Market Value of the Shares on the date of exercise of the Option, which security may be granted on a non-recourse basis.

2.13     TRANSFER OF OPTIONS

Options are non-transferable except by will or by the laws of descent and distribution.

PART 3   SHARE BONUS PLAN

3.1      PARTICIPANTS

The Board shall have the right, subject to Section 3.2, to issue or reserve for issuance, for no cash consideration, to any Eligible Employee or any Eligible Director any number of Shares as a discretionary bonus subject to such provisos and restrictions as the Board may determine.


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3.2      NUMBER OF SHARES

The aggregate maximum number of shares that may be issued pursuant to Section
3.1 will be limited to 2,000,000 Shares. Shares reserved for issuance and issued under the Share Bonus Plan shall be subject to the limitations set out in
Section 5.1.

The Board, in its absolute discretion, shall have the right to reallocate any of the Shares reserved for issuance under the Share Bonus Plan for future issuance under the Share Option Plan or the Share Purchase Plan and, in the event that any Shares specifically reserved under the Share Bonus Plan are reallocated to the Share Option Plan or the Share Purchase Plan, as the case may be, the aggregate maximum number of Shares reserved under the Share Bonus Plan will be reduced to that extent. In no event will the number of Shares allocated for issuance under the Share Bonus Plan exceed 2,000,000 Shares.

3.3      NECESSARY APPROVALS

The obligation of the Company to issue and deliver any Shares pursuant to an award made under the Share Bonus Plan will be subject to all necessary approvals of any exchange or securities regulatory authority having jurisdiction over the Shares.

PART 4   SHARE PURCHASE PLAN

4.1      PARTICIPANTS

Participants in the Share Purchase Plan will be Eligible Employees who have been continuously employed by the Company or any of its Affiliates on a full-time basis for at least 12 consecutive months and who have been designated by the Board as participants in the Share Purchase Plan ("Share Purchase Plan Participants"). The Board shall have the right, in its absolute discretion, to waive such 12-month period or to refuse any Eligible Employee or group of Eligible Employees the right of participation or continued participation in the Share Purchase Plan.

4.2 ELECTION TO PARTICIPATE IN THE SHARE PURCHASE PLAN AND PARTICIPANT'S CONTRIBUTION

Any Share Purchase Plan Participant may elect to contribute money (the "Participant's Contribution") to the Share Purchase Plan in any calendar year if the Share Purchase Plan Participant delivers to the Company a written direction in form and substance satisfactory to the Company authorizing the Company to deduct from the Share Purchase Plan Participant's salary, in equal instalments, the Participant's Contribution. Such direction will remain effective until revoked in writing by the Share Purchase Plan Participant or until the Board terminates or suspends the Share Purchase Plan, whichever is earlier.

The Share Purchase Plan Participant's Contribution shall not exceed 10% of the Share Purchase Plan Participant's basic annual salary from the Company and its Affiliates at the time of delivery of the direction, before deductions, exclusive of any overtime pay, bonuses or allowances of any kind whatsoever (the "Basic Annual Salary"). In the case of a Share Purchase Plan Participant for whom the Board has waived the 12-month employment requirement, the Share Purchase Plan Participant's Contribution shall not exceed 10% of his Basic Annual Salary from the Company and its Affiliates at the time of delivery of the direction, prorated over the remainder of the calendar year, before deductions and exclusive of any overtime pay, bonuses or allowances of any kind whatsoever.


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4.3      COMPANY'S CONTRIBUTION

Immediately prior to the date any Shares are issued to a Share Purchase Plan Participant in accordance with Section 4.4, the Company will credit the Share Purchase Plan Participant with, and thereafter hold in trust for the Share Purchase Plan Participant, an amount (the "Company's Contribution") equal to the Participant's Contribution then held in trust by the Company.

4.4      ISSUE OF SHARES

On March 31, June 30, September 30 and December 31 in each calendar year the Company will issue to each Share Purchase Plan Participant fully paid and non-assessable Shares, disregarding fractions, which is equal to the aggregate amount of the Participant's Contribution and the Company's Contribution divided by the Issue Price. For the purposes of this Section 4.4, "Issue Price" means the weighted average price of the Shares on The Toronto Stock Exchange, or such exchange or exchanges on which the Shares may be traded at such time for the 90-day period immediately preceding the date of issuance. If the Shares are not traded on an exchange on the date of issuance, the Issue Price shall be such price per Share as the Board, acting in good faith, may determine.

The Company shall hold any unused balance of the Participant's Contribution for a Share Purchase Plan Participant until used in accordance with the Share Purchase Plan.

4.5      DELIVERY OF SHARES

As soon as reasonably practicable following each issuance of Shares to a Share Purchase Plan Participant pursuant to Section 4.4, the Company will cause to be delivered to the Share Purchase Plan Participant a certificate in respect of such Shares provided that, if required by applicable law or the rules and policies of The Toronto Stock Exchange or such other exchange or exchanges on which the Shares are traded, a restrictive legend shall be inscribed on the certificate, which legend shall state that the Shares shall not be transferable for such period as may be prescribed by law or by any regulatory authority or stock exchange on which the Shares are listed.

4.6      EFFECT OF TERMINATION OF EMPLOYMENT OF DEATH

If a Participant ceases to be employed by the Company or any of its Affiliates for any reason or receives notice from the Company of the termination of his or her employment, the Share Purchase Plan Participant's participation in the Share Purchase Plan will be deemed to be terminated and any portion of the Participant's Contribution then held in trust shall be paid to the Share Purchase Plan Participant or his estate or successor as the case may be.

4.7      EFFECT OF AMALGAMATION OR MERGER

If the Company amalgamates or merges with or into another corporation, each Share Purchase Plan Participant to whom Shares are to be issued will receive, on the date on which any Shares would otherwise have been delivered to the Share Purchase Plan Participant in accordance with Section 4.5, the securities, property or cash to which the Share Purchase Plan Participant would have been entitled on such amalgamation, consolidation or merger had the Shares been issued immediately prior to the record date of such amalgamation or merger.


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PART 5   GENERAL

5.1      NUMBER OF SHARES

The aggregate number of Shares that may be reserved for issuance under the Plan shall not exceed 20,000,000 Shares inclusive of those Shares reserved under the Share Bonus Plan pursuant to Section 3.2. In addition, the aggregate number of
Shares:

(a) that may be reserved for issuance to Insiders under the Plan shall not exceed 10% of the Company's outstanding issue from time to time;

(b) that may be issued to Insiders under the Plan within any one-year period shall not exceed 10% of the Company's outstanding issue from time to time; and

(c) that may be issued to any one Insider and his or her Associates under the Plan within any one-year period shall not exceed 5% of the Company's outstanding issue from time to time.

In no event will the number of Shares at any time reserved for issuance to any Participant exceed 5% of the Company's outstanding issue from time to time.

For the purposes of this Section 5.1, "outstanding issue" means the total number of Shares, on a non-diluted basis, that are issued and outstanding as of the date that any Shares are issued or reserved for issuance pursuant to an award under the Plan to an Insider or such Insider's Associates, excluding any Shares issued under the Plan during the immediately preceding 12 month period.

5.2      TRANSFERABILITY

Any benefits, rights and options accruing to any Participant in accordance with the terms and conditions of the Plan shall not be transferable unless specifically provided herein. During the lifetime of a Participant all benefits, rights and options may only be exercised by the Participant.

5.3      EMPLOYMENT

Nothing contained in any Plan shall confer upon any Participant any right with respect to employment or continuance of employment with the Company or any, Affiliate, or interfere in any way with the right of the Company or any Affiliate to terminate the Participant's employment at any time. Participation in any Plan by a Participant is voluntary.

5.4      RECORD KEEPING

The Company shall maintain a register in which shall be recorded:
(a)      the name and address of each Participant;

(b)      the Plan or Plans in which the Participant participates;

(c)      any Participant's Contributions;

(d) the number of unissued Shares reserved for issuance pursuant to an Option or pursuant to an award made under the Share Bonus Plan in favour of a Participant; and

(e)      such other information as the Board may determine.


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5.5      NECESSARY APPROVALS

The Plan shall be effective only upon formal adoption by the Board following the approval of the shareholders of the Company in accordance with the rules and policies of The Toronto Stock Exchange.

The obligation of the Company to sell and deliver Shares in accordance with the Plan is subject to the approval of any governmental authority having jurisdiction in respect of the Shares or any exchanges on which the Shares are then listed which may be required in connection with the authorization, issuance or sale of such Shares by the Company. If any Shares cannot be issued to any Participant for any reason including, without limitation, the failure to obtain such approval, the obligation of the Company to issue such Share shall terminate and any Participant's Contribution or option price paid to the Company shall be returned to the Participant.

5.6      INCOME TAXES

As a condition of, and prior to participation in, the Plan, a Participant shall, at the Company's request, authorize the Company in writing to withhold from any remuneration or consideration whatsoever payable to such Participant hereunder, any amounts required by any taxing authority to be withheld for taxes of any kind as a consequence of such participation in the Plan.

5.7      AMENDMENTS TO PLAN

The Board may amend, modify or terminate the Plan at any time if and when it is advisable in the absolute discretion of the Board, subject to the approval of any material changes by The Toronto Stock Exchange or such other exchange or exchanges on which the Shares are traded. However, any amendment of such Plan which would:

(a)      materially increase the benefits under the Plan;

(b) materially increase the number of Shares which would be issued under the Plan; or

(c) materially modify the requirements as to eligibility for participation in the Plan;

shall be effective only upon the approval of the shareholders of the Company and, if required, the approval of any regulatory body having jurisdiction over the Shares and any stock exchanges on which the Shares are then listed for trading. Except as expressly otherwise provided herein, however, no change in an award already granted under the Plan shall be made without the written consent of the recipient of such award.

5.8      FOREIGN PRIVATE ISSUER STATUS

If, and for so long as, the Company is not a Foreign Private Issuer or if the directors and officers of the Company otherwise become subject to Section 16 of the Exchange Act, then notwithstanding any provision of the Plan to the contrary:

(a) the Plan shall be administered by a committee consisting of two or more persons (the "Committee") appointed by the Board, each of whom is a director qualifying as a "disinterested" person, as such term is defined, from time to time, in Rule 16b-3 under the Exchange Act;


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(b)      the Committee shall determine and designate, from time to time, the individuals to whom awards shall be made hereunder, the amount of the awards and the other terms and conditions of such awards;

(c) each member of the Committee shall, upon his appointment or election to the Committee for the first time, automatically be granted an immediately exercisable Option to purchase 10,000 Shares at a price per share equal to the Fair Market Value at the date of grant for an Option Period of ten years but shall not otherwise be eligible to participate in the Plan;

(d) no Option granted to a director or officer under the Plan may be exercised during the first six months following the date of grant;

(e) directors and officers of the Company will be required to hold Shares acquired under the Share Purchase Plan for a period of six months, provided that no such hold period will be required in respect of any such director or officer who makes an irrevocable election to waive his right to withdraw from the Share Purchase Plan or to change his Participant's Contribution at least six months prior to his acquisition of such Shares;

(f) Subsections 5.8(c), (d) and (e) may only be amended or modified by the Board or the shareholders of the Company once in any six month period; and

(g) the Board may, subject to Subsection 5.8(f) and Section 5.7, amend or modify the Plan to the extent that the Board, based upon the advice of legal counsel, considers necessary or desirable to bring the Plan into compliance with Rule 16b-3 under the Exchange Act.

5.9      NO REPRESENTATION OR WARRANTY

The Company makes no representation or warranty as to the future market value of any Shares issued in accordance with the provisions of the Plan.

5.10     COMPLIANCE WITH APPLICABLE LAW, ETC

If any provision of the Plan or any agreement entered into pursuant to the Plan contravenes any law or any order, policy, by-law or regulation of any regulatory body or stock exchange having authority over the Company or the Plan then such provision shall be deemed to be amended to the extent required to bring such provision into compliance therewith.


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